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                                                                    Exhibit 10.2

                         AMENDED AND RESTATED AGREEMENT
                         ------------------------------

         THIS AMENDED AND RESTATED AGREEMENT, is made as of the 24th day of March, 1998, with an effective date of June 3, 1997, by and between The Statesman Group, Inc. (the "Group") and Regency Affiliates, Inc. (the "Company").

                              W I T N E S S E T H:

         WHEREAS, the Company wishes to obtain the future services of William R. Ponsoldt, Sr. ("Ponsoldt"), for the Company; and

         WHEREAS, Ponsoldt is willing, upon the terms and conditions herein set forth, to provide such services; and

         WHEREAS, Ponsoldt has contracted to exclusively provide services and labor for the Group, and WHEREAS, the Group is willing to forbear from competing with the Company; and WHEREAS, there exists a lack of mutual understanding between the parties to the previous agreement regarding the subject matter hereof, which agreement was signed by the parties on June 3, 1997, and WHEREAS, the parties desire to restate the Agreement of June 3, 1997 to more accurately reflect their understanding and agreement;

         NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, and intending to be legally bound hereby, the parties agree that the Agreement entered into by them on June 3, 1997, shall be amended and restated to provide as follows:


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         1.       RELEASE

         The Group hereby releases Ponsoldt from all of his employment obligations with the Group.

         2.       EMPLOYMENT OF PONSOLDT.

         Simultaneously with the execution of this Agreement, the Company proposes to enter into an Employment Agreement with Ponsoldt on terms acceptable to the Company and Ponsoldt. The execution of this Agreement by the Company is conditioned upon the execution of such Employment Agreement by both the Company and Ponsoldt.

         3.       COMPENSATION.

         As an inducement for the Group to enter into this Agreement, and release Ponsoldt from his conflicting obligations to the Group, the Company shall issue 466,667 shares of its common stock to the Group upon execution of this Agreement.

         4.       STOCK OPTIONS.

                  (a) The Group is hereby granted the option to purchase Six Million, One Hundred Thousand (6,100,000) shares of the Company=s common stock, $0.40 par value, as hereinafter provided. Until their date of expiration, the options shall be exercisable at any time in whole or in part at a price equal to the lower of (a) the closing trading price as of the most recent date on which at least 10,000 shares of such stock were traded, or (b) the average closing trading price of the shares during the ninety day period immediately preceding the date of exercise. The Company agrees to reserve sufficient shares to meet the requirements of this paragraph. The options shall become exercisable immediately and shall remain exercisable until April 15, 2007. At the option of the Group, payment may be



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made by the Group for exercise of the option to purchase shares of the Company granted hereunder, in whole or in part, in the form of a promissory note executed by the Group, secured only by a pledge of the shares purchased, which promissory note will accrue interest for any quarter at the prime rate in effect on the last day of the quarter at Chase Manhattan Bank, with interest and principal payable in a balloon payment five years after the date of execution of the note.

                  (b) With regard to any shares purchased by the Group as a result of the foregoing options (such shares referred to in this subparagraph as the "Stock"), Statesman acknowledges that the Stock is acquired for the purposes of investment and not for distribution and will not, at the time of issuance, be registered with the Securities and Exchange Commission (the "SEC"). Statesman acknowledges that the shares received by it may not be resold or distributed except in a registered offering or pursuant to an exemption under the federal securities laws. If Regency determines to file a registration statement to register for public offering any of its securities, it shall so notify Statesman. At the request of Statesman, Regency shall include, to the extent then permissible under the Securities Act of 1933, as amended (the "Act") and the rules and regulations of the SEC, the Stock in the registration. Prior to the effective date of each registration statement relating to any of the shares of the Stock, Regency and Statesman shall enter into an agreement providing for reciprocal indemnification against any losses, claims, damages, or liabilities to which Statesman or Regency may become subject under the Act or otherwise. The form of the reciprocal indemnification provisions shall be the form customarily appearing in underwriting agreements used by reputable investment bankers.





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         5.       AGREEMENT NOT TO COMPETE.

                  (A) SCOPE. For so long as Ponsoldt shall be employed by the Company, the Group agrees that it will not engage in any business or activity in competition with the Company within the United States of America, either directly or indirectly, whether for itself or a third party, without the express written permission of the Company.

                  The Group promises that for a period of two (2) years following the termination of Ponsoldt employment with the Company, it will not, either directly or indirectly, whether for itself or a third party, without the express written permission of the Company, pursue any business opportunity that was actively pursued by the Company during William Ponsoldt's tenure of employment and not abandoned by the Company.

                  (B) REMEDIES. The parties agree that the violation or threatened violation by the Group of its non-compete obligation hereunder, will cause the Company irreparable harm for which damages will be inadequate or unascertainable. Accordingly, in such case the Company shall be entitled to appropriate temporary and permanent injunctive relief.

         6. LOAN GUARANTEES BY STATESMAN. As further consideration for the grant of shares and options to Statesman hereunder, until such time as the options granted in Section 4 hereof shall expire, Statesman agrees to guarantee one or more third-party loans to Regency or its subsidiaries, in a total face amount not to exceed at any time the aggregate sum of $300,000. Such guarantee shall be provided by Statesman upon request by the Company and upon a showing of reasonable need to have Statesman provide its guarantee.



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         7.       EFFECTIVE DATE.

         This Agreement, as amended and restated, shall relate back and become effective as of June 3, 1997.

         8.       NOTICES.

         Any notice, request, demand or other communication required or permitted to be given under this Agreement shall be given in writing and if delivered personally, or sent by certified or registered mail, return receipt requested, as follows (or to such other addressee or address as shall be set forth in a notice given in the same manner):

                  If to the Group:            Statesman Group, Inc.
                                              P.O. Box EE17757
                                              Nassau N.P. Bahamas

                  If to the Company:          Regency Affiliates, Inc.
                                              10842 Old Mill Road, Suite #5
                                              Omaha, Nebraska  68154

         Any such notices shall be deemed to be given on the date personally delivered or such return receipt is issued.

         9.       ARBITRATION.

         It is agreed that in the event that any disagreement, dispute, controversy or claim arises out of or in relation to or in connection with this Agreement or breach thereof, the parties shall seek to solve the matter amicably through discussions between parties. Each party agree to consider in good faith any reasonable request by the other party to engage in mediation or any other means of alternative dispute resolution short of arbitration. Only if the parties fails to resolve such disagreement, dispute, controversy, claim or breach by amicable agreement and compromise within 60 days, may the aggrieved party seek arbitration as set forth herein. Any disagreement, dispute, controversy or claim with


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respect to the validity of this Agreement or arising out of or in relation to the construction or interpretation of this Agreement or arising out of or in relation to the construction or interpretation of this Agreement, or breach hereof, shall be finally settled by binding arbitration. The arbitration shall take place in Fort Lauderdale, Florida in accordance with the rules of the American Arbitration Association or as the parties shall otherwise agree. The arbitration shall be brought before three (3) arbitrators, one (1) each appointed by the respective parties and one (1) additional arbitrator selected by the two (2) appointed arbitrators. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. The arbitrators shall have the power, in addition to the power of determining the merits of the arbitration, to determine the scope and limits of discovery and to enforce the rights, remedies, including specific performance, if requested, procedures, duties, liabilities, and obligations of discovery by the imposition of the same terms, conditions, consequences, liabilities, sanctions, and penalties as can be or may be imposed on the like circumstances in a civil action by a State Court of the State of Florida under the provisions of Florida Rules of Civil Procedure, except the power to order the arrest or imprisonment of a person. Each party shall absorb its own costs of arbitration, including attorney's fees, and the parties shall split equally any arbitrators' fees.

         Notwithstanding the section above, the parties shall have recourse to the courts of Florida for the purpose of obtaining any injunctive relief remedy as permitted by the laws of the State of Florida.

         10.      SEVERABILITY.

         Whenever possible, each provision of this Agreement will be interpreted in such manner so effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or


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rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

         11.      WAIVER OF BREACH.

         The waiver by the Company or the Group of a breach of any provision of this Agreement by the other party shall not operate, or be construed, as a waiver of any other breach of such other party. Each of the parties to this Agreement will be entitled to enforce its rights under this Agreement specifically, to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights existing in its favor.

         12.      AMENDMENT; ENTIRE AGREEMENT.

         This Agreement may not be changed orally but only by an agreement in writing agreed to by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought. This Agreement embodies the entire agreement and understanding of the parties hereto in respect of the subject matter of this Agreement, and supersedes and replaces all prior Agreements, understandings and commitments with respect to such subject matter.

         13.      GOVERNING LAW.

         This Agreement shall be governed by, construed, applied and enforced in accordance with the Laws of the State of Florida, and no doctrine of choice of law shall be used to apply to any law other than that of Florida, and no defense, counterclaim or right of set-off given or allowed by the laws of any other state or jurisdiction, or arising out of the enactment, modification or repeal of any law, regulation, or ordinance or decree of any foreign jurisdiction, shall be interposed in any action hereon.



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         IN WITNESS WHEREOF, the parties hereto have set their hands as of the day and year first above written.


STATESMAN GROUP, INC.                       REGENCY AFFILIATES, INC.

BY: /s/ Robert Marceca                     BY: /s/ Eunice M. Antosh
   --------------------------                 --------------------------

ITS: Vice President                        ITS: Secretary
    --------------------------                  --------------------------



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